U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2005

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

110 East Broward Boulevard, Suite 750
Fort Lauderdale, Florida, 33301
TELEPHONE: 954-653-0843
FAX 954-653-0844
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Americana Gold and Diamond Holdings, Inc.
4790 Caughlin Parkway #171
Reno, Nevada 89509-0907
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS.

On March 1, 2005, the Registrant (“MineCore”) announced that it had signed a Letter of Intent to sell 50% of its interest in the La Fortuna gold prospect in Venezuela to Colt Capital Corp. (“Colt”), (TSX:COE.P) in exchange for 8,000,000 common shares of Colt valued at US$0.21 (CDN$0.25) per share or US$1,666,667.00 (CDN$2,000,000).

The Letter of Intent requires Colt to raise CDN$1,000,000 in equity financing, on a best efforts basis, for the purpose of testing and reserve development on the La Fortuna gold prospect. To assist Colt, MineCore will prepare a report that complies with TSX-V rule 43-101 to ensure that the La Fortuna gold prospect meets the TSX requirements as a major transaction.

Colt will have the option to purchase the remaining 50% interest in the La Fortuna gold prospect on a right of first refusal basis from MineCore.

The sale to Colt is subject to several conditions including the following:

o Execution and delivery of the Definitive Agreement approved by the Board of Directors of each Party;

o Colt will re-acquire listing on the TSX-V exchange and resume trading.

      There are no arrangements or understandings between MineCore and Colt with respect to the election of directors or other matters.

      There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith

EXHIBITS

10.01    Letter of Intent dated February 14, 2005

99.1    Press Release dated March 1, 2005

SIGNATURES

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: March 4, 2005	MineCore International, Inc. By: /s/ Daniele L. Forigo Daniele L. Forigo President